UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2022

OMNICHANNEL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39726	85-3113789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor West

51 John F. Kennedy Parkway

Millburn, NJ 07078

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (908) 271-6641

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	OCA.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	OCA	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	OCA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 26, 2022, Omnichannel Acquisition Corp., a Delaware corporation (“Omnichannel” or the “Company”), announced the termination of the business combination agreement (the “Business Combination Agreement”) with Omnichannel Merger Sub, Inc., a wholly-owned subsidiary of Omnichannel (“Merger Sub”), and Kin Insurance, Inc. (“Kin”). On January 27, 2022, as a result of the termination of the Business Combination Agreement, Omnichannel requested the withdrawal of its registration statement on Form S-4, as amended from time to time, initially filed with the SEC on August 12, 2021, and the special meeting of Omnichannel’s shareholders, which was scheduled to be held on February 1, 2022, for the purpose of voting on the Business Combination Agreement and proposed transactions related thereto, will not take place.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICHANNEL ACQUISITION CORP.

	By:	/s/ Matt Higgins
	Name:	Matt Higgins
	Title:	Chief Executive Officer

Date: January 27, 2022

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